EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

To the Board of Directors and Stockholders of
American Axle & Manufacturing Holdings, Inc.

We consent to the incorporation by reference in Registration Statements Nos. 333-41976 and 333-70466 on Form S-8 and No. 333-83946 on Form S-3 of American Axle & Manufacturing Holdings, Inc. of our report dated June 11, 2002, appearing in this Annual Report on Form 11-K of American Axle and Manufacturing, Inc. Personal Savings Plan for Hourly-Rate Associates for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Detroit, Michigan
June 27, 2002

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